                                                                    EXHIBIT 10.4


                          CONTRACT OF SALE AND PURCHASE


                                 By and Between


                  YAGER/KUESTER PUBLIC FUND LIMITED PARTNERSHIP
                      a North Carolina Limited Partnership

                                       and

                     HIGHWOODS/FORSYTH LIMITED PARTNERSHIP,
                      a North Carolina Limited Partnership



                                January 23, 1998









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                                TABLE OF CONTENTS


                                                                                                           Page No.
                                                                                                           --------
Agreement of Purchase and Sale....................................................................................1

Description of the Property.......................................................................................1

Earnest Money.....................................................................................................2

Purchase Price....................................................................................................4

Actions Pending Closing...........................................................................................4
         Survey and Plans.........................................................................................4
         Initial Delivery of Documentation........................................................................5
         Access to, and Examination of, Records...................................................................6
         Access to the Property...................................................................................6
         Matters of Title.........................................................................................7
         Environmental Assessments................................................................................7

Additional Agreements of the Parties..............................................................................8
         Title to the Property....................................................................................8
         Representations and Warranties of Owner..................................................................9

Representations and Warranties of Highwoods......................................................................16

Due Diligence Period.............................................................................................17

Conditions Precedent to Closing..................................................................................17

Maintenance and Operation of the Property........................................................................19

Closing Date.....................................................................................................20

Documents Required to be Delivered at Closing....................................................................20
         Documents  Required to be Delivered by Owner at Closing.................................................20
         Deliveries by Highwoods at Closing......................................................................22

Closing Adjustments..............................................................................................23
         Taxes...................................................................................................23
         Utilities...............................................................................................24
         Rents...................................................................................................24
         Tenants' Overpayment or Underpayment of Estimated Operating Expenses....................................24



         Real Estate Commissions.................................................................................25
         Tenant Improvements.....................................................................................25
         Tenant Security Deposits................................................................................26
         Service Agreement Payments..............................................................................26
         Miscellaneous Items.....................................................................................26
         Settlement After Closing................................................................................26
         Equitable Adjustments...................................................................................26
         Property Income.........................................................................................26

Leases, Estoppels, Contracts, Permits and Zoning Letters, etc....................................................27

Default..........................................................................................................28

Notice of Developments...........................................................................................28

Indemnification..................................................................................................28

Other Provisions.................................................................................................30
         Counterparts............................................................................................30
         Entire Agreement........................................................................................30
         Construction............................................................................................30
         Applicable Law..........................................................................................30
         Severability............................................................................................31
         Waiver of Covenants, Conditions and Remedies............................................................31
         Exhibit.................................................................................................31
         Amendment and Assignment................................................................................31
         Relationship of Parties.................................................................................31
         Further Acts............................................................................................31
         Confidentiality.........................................................................................31
         Broker Commissions......................................................................................32
         Notice..................................................................................................32
         Press Releases..........................................................................................33



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STATE OF SOUTH CAROLINA
                                                   CONTRACT OF SALE AND PURCHASE
COUNTY OF GREENVILLE

         THIS CONTRACT OF SALE AND PURCHASE (the "Agreement") is made and entered into as of this the 23rd day of January, 1998, by and between Yager/Kuester Public Fund Limited Partnership, a North Carolina limited partnership ("Owner"), and Highwoods/Forsyth Limited Partnership, a North Carolina limited partnership, or its designated assignee ("Highwoods").

                              W I T N E S S E T H:

         WHEREAS, the parties desire to enter into a Contract of Sale and Purchase to incorporate all prior negotiations and dealings of the parties with respect to the purchase and sale of certain property hereinafter described.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the payment of earnest money and other good and valuable consideration, receipt of which is hereby acknowledged by the Owner, the parties agree as follows:

                                SALE AND PURCHASE

         1. AGREEMENT OF PURCHASE AND SALE. The Owner agrees to sell and convey, and Highwoods agrees to purchase, all that Property defined and described in
Section 2 hereof.

         2. DESCRIPTION OF THE PROPERTY. The Property owned by Owner which is the subject of this Agreement is as follows:

         2.01. All those certain lots or parcels of land in Greenville, Greenville County, South Carolina, more particularly described on EXHIBIT A attached hereto and specifically incorporated herein by reference (hereinafter called the "Land").

         2.02. All of Owner's right, title and interest in and to all rights, privileges, and easements appurtenant to the Land, including all water rights, rights-of-way, roadways, parking areas, roadbeds, alleyways and reversions or other appurtenances used in connection with the beneficial use of the Land.

         2.03. All improvements and fixtures located on the Land owned by Owner including, without limitation, the building located thereon containing an aggregate of approximately 39,000 square feet (hereinafter referred to as the "Building"); any and all other buildings, structures and amenities currently located on the Land; and all fixtures, apparatus, equipment, vaults, machinery and built-in appliances used in connection with the operation and occupancy of the Land such as heating and air conditioning systems, electrical systems, plumbing systems, sprinkler and other fire protection and life safety systems, refrigeration, ventilation, or other facilities or services on the Land (all of which are together hereinafter called the "Improvements"). It is specifically understood that such Improvements shall include all tenant alterations in the Building as of the Closing to the extent such alterations become the property of the landlord under the leases in effect with respect to the Building.

         2.04. All personal property located on or in or used exclusively in connection with the Land, Building and Improvements and owned by Owner and used or usable in the operation of the Property (as defined below) including, without limitation, fittings, appliances, shades, wall-to-wall carpet, draperies, screens and screening, awnings, plants, shrubbery, landscaping, furniture, furnishings, office equipment, lawn care and building maintenance equipment and other furnishings or items of personal property used or usable in connection with the ownership and operation of the Improvements, including the computers which operate the Building's HVAC systems, but excluding all personal property located on the Land or in the Building owned by tenants of such Building or contractors who provide service to such Building or which is not otherwise owned by Owner (hereinafter called the "Personal Property"). A schedule of the Personal Property shall be specifically identified pursuant to an inventory supplied by Owner at the time of the execution hereof and attached hereto as EXHIBIT B. After the date of this Agreement and, except as otherwise set forth herein, Owner shall not remove any Personal Property from the Building or Land without the prior written consent of Highwoods.

         2.05. All of Owner's interest, if any, in the intangible property now or hereafter owned by Owner and used or usable in connection with the Property including, without limitation, the rights to use the trade style name now used in connection with such property, all leases, subleases, prepaid rent and all security deposits, any other contract or lease rights, escrow deposits, utility agreements, guaranties, warranties or other rights related to the ownership of or use and operation of the Property. A list of all leases of space within the Building and subleases and other occupancy agreements to be specifically assigned to Highwoods (the "Leases") shall be set forth on EXHIBIT C and attached hereto within three (3) business days of the execution hereof. A list of all leasing, service, maintenance and/or management contracts affecting or relating to the Property and to be specifically assigned to and assumed by Highwoods (the "Service Contracts") and all guaranties and warranties relating to the Property together with a description of all pertinent terms and provisions of such Service Contracts, guaranties and warranties shall be set forth in EXHIBIT D and attached hereto within three (3) business days of the execution hereof.

         All of the items of property described in Subsections 2.01, 2.02, 2.03,
2.04 and 2.05 above are hereinafter collectively called the "Property."

         3. EARNEST MONEY. Upon the execution of this Agreement, Highwoods will deliver to Chicago Title Insurance Company (hereinafter referred to as the "Escrow Agent") the sum of Fifty Thousand and no/100 Dollars ($50,000.00) (hereinafter the "Initial Earnest Money"). The Initial Earnest Money shall be deposited by the Escrow Agent into an interest bearing account at the direction of Highwoods, and shall be paid to Owner or Highwoods according to the provisions set forth below. If Highwoods has not terminated this Agreement prior to the end of the Inspection Period as defined in Section 7 below, Highwoods shall deposit an additional Fifty Thousand and no/100 Dollars ($50,000.00) (hereinafter, the "Additional Earnest Money") with the Escrow Agent

                                        2

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by 5:00 p.m. on the first business day immediately following the Inspection
Period. The Additional Earnest Money shall be deposited by the Escrow Agent into an interest bearing account at the direction of Highwoods, and shall be paid to Owner or Highwoods according to the provisions set forth below. The Initial Earnest Money and the Additional Earnest Money are collectively referred to herein as the "Earnest Money."

         In the event the transaction contemplated by this Agreement closes or should this transaction not close solely because of any default on the part of Owner, or if any of the conditions precedent set forth in Section 8 fail to be satisfied at Closing, or if Highwoods terminates its obligations set forth herein pursuant to any other provision of this Agreement, then the Escrow Agent shall pay to Highwoods all Earnest Money, including interest which has accrued thereon, but such return shall not affect any other remedies available to Highwoods, as specified and limited in this Agreement, in the event of a breach of this Agreement by Owner; provided, in the event Highwoods terminates this Agreement pursuant to Section 7 hereof, $100 of the Earnest Money should be paid to Owner as consideration for Highwoods' right to terminate this Agreement pursuant to Section 7.

         In the event the transaction contemplated by this Agreement is not closed solely because of any default on the part of Highwoods, then the Escrow Agent shall pay to Owner all Earnest Money, including interest which has accrued thereon, and such payment shall be and represent liquidated damages arising out of Highwoods' default, which liquidated damages shall be the full extent of Highwoods' liability with respect to such default and Owner shall have no further right or claim against Highwoods.

         Upon the filing of a written demand for the Earnest Money by Highwoods or Owner, pursuant to this Section 3, the Escrow Agent shall promptly mail a copy thereof to the other party. The other party shall have the right to object to the delivery of the Earnest Money by filing written notice of such objection with the Escrow Agent such that it is actually received by the Escrow Agent at any time within ten (10) days after the mailing of such copy to it, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Earnest Money. Upon receipt of such notice, the Escrow Agent shall promptly mail a copy thereof to the party who filed the written demand. If the Escrow Agent does not receive a notice of objection as set forth above, it shall pay the Earnest Money, plus interest which has accrued thereon, to the party requesting payment of same.

         In the event the Escrow Agent shall have received the notice of objection provided for above and within the time therein prescribed, the Escrow Agent shall continue to hold the Earnest Money until (i) the Escrow Agent receives written notice from Owner and Highwoods directing the disbursement of said Earnest Money, in which case the Escrow Agent shall then disburse said Earnest Money in accordance with said direction; or (ii) in the event of litigation between Owner and Highwoods, the Escrow Agent shall deliver the Earnest Money to the Clerk of the Court in which said litigation is pending; or
(iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, in the Escrow Agent's reasonable opinion, elect in order to terminate the Escrow Agent's duties, including but not limited to, deposit in the Court of appropriate jurisdiction in connection with an action for interpleader, the costs thereof to be borne by whichever of Owner or Highwoods is the losing party.

         The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed and presented by the proper person, and shall not be liable in connection with the performance of any duties imposed upon the Escrow Agent by the provisions of this Agreement, except for the Escrow Agent's willful default. The Escrow Agent shall have no duties or responsibilities except those set forth herein. The Escrow Agent shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Highwoods and Owner, and, if the Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. In the event that the Escrow Agent shall be uncertain as to the Escrow Agent's duties or rights hereunder, or shall receive instructions from Highwoods or Owner which, in the Escrow Agent's opinion, are in conflict with any of the provisions hereof, the Escrow Agent shall be entitled to hold and apply the Earnest Money pursuant to the preceding paragraph and may decline to take any other action. The Escrow Agent shall not charge a fee for its services as escrow agent.

         4. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, the purchase price to be paid by Highwoods to Owner at Closing shall be Three Million, Six Hundred Thousand and no/100 Dollars ($3,600,000.00) (the "Purchase Price") (before taking into account adjustments to the Purchase Price for prorated items as set forth in Section 12 below) and shall be paid to Owner by Highwoods' as set forth in the next sentence hereof. At the Closing, the Purchase Price shall be wire transferred from Highwoods to the Escrow Agent and Escrow Agent shall make all disbursements of the Purchase Price to Owner as required herein.

         5. ACTIONS PENDING CLOSING.

         5.01. SURVEY AND PLANS. Highwoods may, at Highwoods' election, cause to be secured current physical and boundary surveys (the "Surveys") of the Land, Building and other Improvements prepared by a South Carolina registered land surveyor or licensed engineer which shall be certified to Highwoods and the Title Company (as defined in Subsection 6.01 below) and shall contain such other documentation and certifications as Highwoods or the Title Company may require. The cost of such Surveys shall be borne by Highwoods. If the Surveys are procured by Highwoods, the Surveys shall be used for a description of the Land contained in the deed of conveyance referenced in 11.01(a) and in all other documents related to this transaction which require a legal description of the Land (including, without limitation, such description as is required for the title insurance commitment described under Subsection 6.01; provided, any real property shown within the boundary lines of the Land not described in the deeds of conveyance to Owner shall be conveyed by Owner to Highwoods by quitclaim deed rather than the special warranty deed described above). In addition, at the time of the execution of this Agreement, Owner shall supply to Highwoods without representation or warranty (i) copies of any existing survey(s) of the Land reasonably available to Owner (the "Existing Surveys"), and (ii) to the extent reasonably available to Owner, a complete set of the plans from which the Improvements were constructed (the "Plans").

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In the event the Surveys (or the Existing Surveys delivered to Highwoods by
Owner) reveal anything which materially and adversely affect the Property, Highwoods shall give notice to Owner of those matters objected to by Highwoods in the Surveys or Existing Surveys by the fifteenth (15) day after the delivery thereof to Highwoods. Owner shall then have the right, but not the obligation, for a period of ten (10) business days to cure any defects or objectionable matters specified by Highwoods. The parties agree that they shall each use their best efforts to cause all matters of review and inspection to take place during the Inspection Period. In the event that Owner fails or is unwilling to cure such defects to the reasonable satisfaction of Highwoods' counsel, Highwoods may proceed to a Closing subject to the defect (in which event Highwoods will be deemed to have waived such defect); or by written notice to Owner, terminate this Agreement or based on its other due diligence and Inspection Period rights contained herein, otherwise allow this Agreement to expire. If Highwoods does not procure the Surveys, the Existing Surveys shall be used for a description of the Land contained in the deed of conveyance referenced in 11.01(a) and in all other documents related to this transaction which require a legal description of the Land.

         5.02. INITIAL DELIVERY OF DOCUMENTATION. At the time of the execution of this Agreement and to the extent that the information is in Owner's possession, Owner shall provide to Highwoods the following: (i) a list of all the personal property described in Section 2 above which shall be attached hereto as EXHIBIT B; (ii) copies of each Lease listed on EXHIBIT C along with all amendments thereto and a current rent roll of the Property setting forth with respect to each Lease listed on EXHIBIT C, the date of the Lease, the name of the tenant, the approximate area of the demised premises subject to each Lease, the monthly rental and other charges payable by the tenant, the Lease expiration date, and any renewal options or purchase options set forth in any Lease, together with a schedule of rental delinquencies and other breaches of tenant under the Leases and a schedule of security deposits held; (iii) true, correct and complete copies of all service, maintenance, utility and other contracts related to the Property, including any warranties or guaranties, which shall be attached hereto as EXHIBIT D; (iv) copies of financial and operating statements of the Property for calendar years 1996and 1997, and the proposed budget for fiscal operations of the Property for 1998, if already prepared by Owner; (v) all title information in Owner's possession or reasonably available to Owner related to the Land, including, but not limited to, title insurance policies, attorney's opinions on title, surveys, deeds, etc.; (vi) true, correct and complete copies of all the Promissory Notes, deeds of trust or mortgages, loan agreements, and related documents concerning the Property; (vii) copies of all plans (original or otherwise), specifications, drawings, studies, space audits, and programs for upgrading and improving, concerning or relating to the Buildings or any of the Improvements; (viii) true, correct and complete copies of the Leases and subleases and any amendments thereto covering any space within the Buildings or Improvements; (ix) all environmental, engineering or similar reports relating to the Property; (x) copies of all notices of any environmental, building code or other violation relating to the Property, which is uncorrected, if any, and a description of any building code or other violation of which Owner is aware; (xi) the names and addresses of all contractors who have performed material maintenance or repair work or have otherwise been materially involved in connection with the maintenance, repair or restoration of the Property or the correction of any building code or other violation during the twelve (12) months prior to the date of this Agreement, along with a summary description of any such repairs or work, together with copies of all studies, estimates, plans and specifications in Owner's possession for such maintenance, repair, restoration or code violations; provided Owner will deliver names and addresses of all contractors who have performed any repair or restoration work to the Building's roof, structure and heating, ventilating or air conditioning systems (exclusive of routine maintenance related thereto) during the twelve
(12) months prior to the date of this Agreement; and (xii) a full description of the Personal Property identified in EXHIBIT B, together with a listing of all liens or security interests of others with respect thereto. If Highwoods, in its reasonable discretion, is dissatisfied in any respect with the information supplied pursuant to this Subsection 5.02, and if Highwoods elects to notify Owner in writing of such determination within forty-five (45) days of the final execution hereof, then Highwoods shall have an absolute right to terminate this Agreement, and neither Highwoods nor Owner shall have any further liability to the other.

         5.03. ACCESS TO, AND EXAMINATION OF, RECORDS. Owner will permit Highwoods and Highwoods' accountants to examine the financial records and other books and records of Owner concerning or relating to the operation of the Property in order that Highwoods' accountants can prepare at Highwoods' expense audited financial statements for the Property for Owner's most recent fiscal year ending December 31, 1997 (if requested by Highwoods), and an unaudited financial statement for the Property for the year prior thereto and for the current fiscal year to date.

         5.04. ACCESS TO THE PROPERTY. Subject to the rights of existing tenants, Owner shall give Highwoods and its agents, engineers and other representatives, full access to the Property during regular business hours upon reasonable notice, during the period prior to the Closing Date. In addition to any other requirement hereunder and in connection with such access, Owner shall endeavor to furnish Highwoods all information concerning the Property and its operations which Highwoods may reasonably request. Highwoods may, at its expense, make such engineering and other studies of the Property prior to the Closing as it may deem necessary. Highwoods agrees to indemnify and hold Owner harmless of and from any and all liability, costs and expenses (including reasonable counsel fees of Owner) arising out of or with respect to any act or omission of Highwoods or its agents, engineers, and other representatives in connection with such access as aforesaid unless and except to the extent caused by the negligence or wilful misconduct of Owner or its agents or tenants of any of the Property; provided Highwoods shall have no liability to Owner as a result of the mere discovery by Highwoods or its experts of environmental contamination on the Land not caused by Highwoods or its agents.

         With respect to the investigation of the Property by Highwoods: (a) the costs and expenses of Highwoods' investigation shall be borne solely by Highwoods; (b) prior to the expiration of the Inspection Period, Highwoods shall restore any damage to the Property caused by Highwoods or its agents to the condition which existed prior to Highwoods' entry thereon and investigation thereof; (c) Highwoods shall not unreasonably interfere, interrupt or disrupt the operation of Owner's business on the Property and, further, such access by Highwoods and/or its agents shall be subject to the rights of Tenants under Tenant Leases; (d) Highwoods shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Highwoods or any other party in connection with any studies or tests conducted pursuant to this Agreement; (e) Highwoods shall give notice to Owner forty-eight (48) hours prior to entry by it or its designees onto the Property and shall permit Owner to have a representative present during all investigations and inspections conducted with respect to the Property; provided, if Owner's representative is not present at the Property on the time designated by Highwoods, Highwoods may still enter the Property and conduct its investigations and inspections without Owner's representative being present; (f) Highwoods shall take all reasonable actions and implement all reasonable protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property in the course of such investigations and inspections pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Owner or other persons. The indemnity obligation of Highwoods set forth in this Section 5.04 shall survive the Closing.

         5.05. MATTERS OF TITLE. If any objection to the title, the Surveys or the Existing Surveys is identified by Highwoods, Owner shall have the right, but not the obligation, for a period of ten (10) business days to cure Highwoods' objections to title, the Surveys or the Existing Surveys to Highwoods' reasonable satisfaction. In the event that Owner cannot or refuses to cure any such objection which remains unacceptable to Highwoods, then and in that event, Highwoods, in accordance with its other due diligence and Inspection Period rights contained herein, may terminate this Agreement without any further claim or obligation of any kind to Owner, or in the alternative, consummate the Closing in accordance with the terms of this Agreement. Notwithstanding anything else contained herein, if Highwoods has not made an objection to the title, the Surveys or the Existing Surveys by the conclusion of the Inspection Period, it shall be conclusively presumed that Highwoods is satisfied with the status of title and survey matters regarding the Land, Building, Improvements, and Personal Property as of the date of termination of the Inspection Period.

         5.06. ENVIRONMENTAL ASSESSMENTS. Prior to Closing, Highwoods at its expense may cause to be undertaken and completed a current Phase I environmental site assessment, and as necessary, Phase II assessment, of the Land and Building (the "Environmental Assessments"). The Environmental Assessments shall be performed by environmental inspection and engineering firms selected by Highwoods. Highwoods shall determine from such Environmental Assessments and from such other information available to Highwoods, in its sole discretion, that the Land and Buildings are not contaminated by hazardous or toxic wastes, substances or materials (including, but not limited to, asbestos, PCB's or petroleum products) as defined under any applicable federal, state or local laws, statutes, orders, rules, regulations, permits or approvals. In the event that contamination or any other adverse environmental condition is found on or under the Land or any Building, Highwoods reserves the right to terminate this Agreement in its sole discretion.

         6. ADDITIONAL AGREEMENTS OF THE PARTIES.

         6.01. TITLE TO THE PROPERTY. At the Closing, Owner shall deliver to Highwoods a special warranty deed in form and content satisfactory to Highwoods' counsel and customarily used in South Carolina for transactions of the type described herein with recording fees paid at Highwoods' expense (and documentary stamps paid by Owner), conveying to Highwoods a good, indefeasible, fee simple and insurable title to the Land, its appurtenances and Improvements, said title to be insurable both as to fee at regular rates by a title insurance company of Highwoods' choice (the "Title Company"), subject only to those matters specifically enumerated in (a) through (f) of this Section 6.01 ("Permitted Exceptions"); provided, any real property shown on the Surveys within the boundary lines of the Land not described in the deeds of conveyance to Owner shall be conveyed by Owner to Highwoods by quitclaim deed rather than the special warranty deed descried above. Within fifteen (15) days of the date hereof, Highwoods shall obtain a current title insurance commitment for the Land issued by the Title Company (which shall be selected by Highwoods) showing the condition of title of the Land (the "Title Report"). If Highwoods disapproves of any matter of title contained in the Title Report, Highwoods may then elect to provide, no later than the fifth (5th) business day after its receipt of the Title Report, written notice of Highwoods' disapproval of the same to Owner (those disapproved title matters as so identified by Highwoods are hereafter called the "Disapproved Exceptions"). Owner shall have the right, but not the obligation, for a period of ten (10) business days to remove any Disapproved Exception, and if such Disapproved Exception is not removed, Highwoods, in accordance with its other due diligence and Inspection Period rights contained herein, shall have the right to terminate this Agreement; but in the event that Highwoods has not terminated this Agreement by the expiration of the Inspection Period such Disapproved Exception shall then be deemed to be a Permitted Exception. All expenses incurred in obtaining such title insurance commitment (including, without limitation, those incurred by an attorney in conducting the necessary title search) shall be borne by Highwoods. The title insurance premium shall also be borne by Highwoods. The title insurance commitment of the Title Company shall provide full coverage against mechanics' or materialmen's liens, shall commit full survey coverage and shall commit a standard ALTA zoning endorsement, and such other coverages and endorsements as shall be reasonably required by Highwoods.

         The Land, its appurtenances and the Improvements shall be conveyed by Owner to Highwoods free and clear of all liens, encumbrances, claims, rights-of-way, easements, leases, restrictions and restrictive covenants, except the following Permitted Exceptions:

                  (a) Public rights-of-way of streets;

                  (b) Public utility easements and rights-of-way in customary form;

                  (c) Rights and claims of tenants under recorded and unrecorded leases, so long as (i) all of same have been fully disclosed by Owner to Highwoods on EXHIBIT C attached hereto; (ii) all of the same contain no tenant cancellation rights except as has otherwise been disclosed to Highwoods in writing, right of rent abatement, or right of option or first refusal for the purchase of the Property; (iii) Highwoods shall have approved such leases; and (iv) there shall have been no modifications or amendments to the same from the date hereof;

                  (d) Zoning and building laws or ordinances, provided they do not prohibit the use of the Property for office and related commercial purposes, and so long as the Property is in compliance with same;

                  (e) Ad valorem taxes for any year in which they are not yet due and payable;

                  (f) Any other matters of record not designated by Highwoods as a Disapproved Exception in the manner set forth above.

         If, in the opinion of Highwoods' counsel, Highwoods is not able to obtain an owner's title insurance commitment from the Title Company complying with the requirements of this Subsection 6.01, Highwoods shall have the option of taking title "as is" and consummating the Closing, or terminating this Agreement, it being understood that such termination shall be the sole remedy of Highwoods in such event; provided, however, in the event Highwoods is not able to obtain an owners title insurance commitment as described above as the result of a wilful act of Owner occurring subsequent to the execution hereof, then in such event upon Highwoods' termination of this Agreement, Owner shall pay to Highwoods all costs incurred by Highwoods related to its due diligence of the Property during the Inspection Period, not to exceed $15,000. Notwithstanding any other provision contained herein to the contrary, if the title defect(s) is a mortgage, lien, judgment, assessment, unpaid taxes or tax which can be cured by a monetary payment of $50,000 or less and which does not exist as the result of a wilful act of Owner occurring subsequent to the execution hereof (and with respect to which affirmative title insurance coverage is not available at the Title Company's standard rates) Highwoods has, and shall have, the absolute right of making such payment and reducing by a like amount the Purchase Price due to Owner at Closing.

         6.02. REPRESENTATIONS AND WARRANTIES OF OWNER. Owner hereby makes the following representations and warranties to Highwoods:

                  (a) EXHIBIT C contains a current rent roll of the Property (the "Rent Roll") relating to the Leases, which Rent Roll sets forth with respect to each Lease (i) the date thereof, (ii) the name of the tenant, (ii) the approximate area of the demised premises, (iv) the monthly rental and other charges payable by the tenant, (v) the Lease expiration date; and (vi) any Lease renewal options or purchase options set forth in such Lease; and with respect to the Leases;

                           (1) The Leases are in full force and effect, have been validly executed by the landlord and have not been amended or modified in any manner whatsoever, except as noted on the Rent Roll;

                           (2) The summary of the Leases set forth in EXHIBIT C is accurate in all material respects and, to Owner's knowledge there are no subleases of the Property except as noted in EXHIBIT C;

                           (3) The Owner's interest in the Leases will be free and clear of all liens, encumbrances and agreements on the date of the Closing contemplated hereby;

                           (4) Except for the prospective leases identified in EXHIBIT C-1, attached hereto, which Owner shall have the right to enter into on substantially the same terms set forth on EXHIBIT C-2, prior to Closing, without the consent of Highwoods, Owner shall not enter into any new lease with respect to the Building or any part thereof, or the Property or any part thereof, nor shall Owner hereafter enter into any amendment, modification or cancellation of any of the Leases, nor give any rent concessions, or give any considerations other than possession to any tenant without the prior written consent of Highwoods, provided, after Owner notifies Highwoods of any such proposed lease, notification cancellation or amendment if Highwoods does not respond to Owner within ten (10) business days after receipt of written notice from Owner, Highwoods will be deemed to have accepted any such lease. Such leases will be in the form set forth on EXHIBIT C-2 attached hereto and incorporated herein by reference;

                           (5) Owner has taken no action, by act or omission, which may support a default, by waiver or otherwise, by a tenant under a Lease, except as herein specifically pro vided;

                           (6) Owner has fulfilled all of the landlord's duties and obligations including the completion of all upfittings, construction, decoration and alteration work which Owner is obligated to perform under any Lease, except as noted on EXHIBIT F;

                           (7) Except as set forth on EXHIBIT F-1, Owner shall not be obligated at Closing under any leasing, agency, brokerage or management agreement relating to the Leases and Highwoods shall not be obligated to pay at Closing any leasing commissions or other compensation due with respect to the Leases or any leasable space located in or on the Property;

                           (8) Owner, and to Owner's knowledge, each tenant under the Leases is not in default under any of the terms and provisions of said Leases, and Owner has received no notice, nor has Owner any knowledge of any alleged default in connection with said Leases;

                           (9) Except as set forth on the Rent Roll, there are no prepaid rentals under the Leases and there are no other rent concessions or set-offs against rent, nor has any tenant asserted any defense, set-off, or counterclaim in connection with said Leases;

                           (10) Owner has not collected any of the rent or other sums arising or accruing under any of the Leases in advance of the time when the same shall become due;

                           (11) Owner, prior to taking any enforcement action under any of the Leases because of a default of a tenant thereunder, shall obtain the consent of Highwoods, which consent will not be unreasonably withheld or delayed, provided, if Highwoods does not respond to Owner within five (5) business days after receipt of written notice from Owner of its intent to take such enforcement action, Owner may take such action without Highwoods' actual consent;

                           (12) The tenants under the Leases currently occupy all of the space described in the Leases, and the tenants under such Leases have no unwritten rights with respect to the Property not otherwise set forth on the Rent Roll or in the Leases.

                  (b) No service, maintenance, property management or other contracts affecting the Property will be in existence as of the Closing except as set forth on EXHIBIT D attached hereto, all of which can be terminated without cost or payment on not more than thirty (30) days' notice except as otherwise noted on said EXHIBIT D, and in no event shall there be in existence as of the Closing any contracts relating to management or leasing of the Building or Improvements. The copies of the Service Contracts to be delivered pursuant to Section 5.02 hereof are true, correct and complete in all respects and contain all amendments;

                  (c) Owner shall keep all insurance relating to the Property in full force and effect through the Closing. No notices or requests have been received by Owner from any insurance company issuing any of said policies which have not been complied with by Owner, and such insurance is now in full force and effect. Any notices or requests from any such insurance company received prior to the Closing shall be complied with by Owner prior to Closing;

                  (d) To the best of Owner's knowledge, but without having made any independent investigations, the roof of the Building drains adequately;

                  (e) Except as otherwise set forth herein, all equipment, fixtures and personal property as listed on EXHIBIT B attached hereto shall remain present on the Land or in the Improvements at the Closing, and shall be in the same condition and working order at Closing as of the date hereof, reasonable wear and tear excepted;

                  (f) Owner owns the Personal Property free and clear from all liens and encumbrances, except for such exceptions to the title thereto as may be approved in writing by Highwoods or are released at the Closing;

                  (g) Owner has entered into no agreement, oral or written, other than as set forth on EXHIBIT G attached hereto, which affects title to the Property or the operation thereof, and has entered into no agreement, oral or written, related to the Property not otherwise referenced herein; neither Owner nor the Property is subject to any claim, demand, suit, unfiled lien, proceeding or litigation of any kind, pending or outstanding, or to the knowledge of Owner, threatened or likely to be made or instituted which would in any way be binding upon Highwoods or its successors or assigns or affect or limit Highwoods' or its successors' or assigns' full use and enjoyment of the Property or which would limit or restrict in any way Owner's right or ability to enter into this Agreement and consummate the transaction contemplated hereby;

                  (h) Copies of the Leases and Service Contracts, supplied by Owner to Highwoods at any time prior to Closing are true, correct and complete;

                  (i) Owner owns and will own at the date of Closing a fee simple title to the Land subject only to Permitted Exceptions;

                  (j) To the best of Owner's knowledge, there are no taxes, charges or assessments of any nature or description arising out of the conduct of Owner's business or the operation of the Property which would constitute a lien against the Property that will be unpaid at the date of Closing except the lien of the City/County ad valorem property taxes for the year in which Closing occurs;

                  (k) To the best of Owner's knowledge, but without having made any independent investigations, all functional systems and structural components of the Building including, without limitation, the roofs, roof curbs, floors, heating, air conditioning and ventilating mechanical systems, compressors, electrical systems, plumbing systems, sprinklers and other fire protection and life safety systems, refrigeration systems, vaults, equipment and appliances (collectively, the "Systems") are currently in good condition and working order. Subsequent to the execution hereof and at any time prior to Closing, Owner agrees to provide Highwoods with any information or knowledge it may have related to any defects in the Systems or the structural soundness of the Building;

                  (l) Subject to a majority in interest of Owner's limited partners consenting to the transaction contemplated hereby and assuming this transaction does not violate federal and state securities laws, Owner has full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder; the execution and delivery of this Agreement and the performance by Owner of its obligations hereunder have been duly authorized by such partnership action as may be required (including, without limitation, proper approval by the partners thereof) and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of Owner, subject to bankruptcy and similar laws reflecting the remedies or recourses of creditors generally; the execution and delivery of this Agreement and the consummation of the transactions contem plated hereunder on the part of Owner do not and will not violate the partnership agreement of Owner, do not and will not conflict with or result in the breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Owner (including the Property) by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Owner is a party or which is or purports to be binding upon Owner or which affects Owner and which will remain in effect after the Closing; and no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Owner in accordance with its terms, subject to bankruptcy and similar laws affecting the remedies or recourses of creditors generally;

                  (m) Owner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of North Carolina. Owner has full power and authority to carry on its business as now conducted and to own or lease and to operate its properties and assets now owned or leased and operated by them;

                  (n) The Property is not the subject of any outstanding agreements with any party other than Highwoods pursuant to which any such party may acquire any interest in the Property, except for (i) certain mortgage loans against the Property (which will be discharged and paid in full at Closing or assumed by Highwoods as set forth herein), and (ii) the Leases, provided the Leases do not create any option or other rights to purchase or acquire any interest in the Property other than a leasehold estate described in the Leases;

                  (o) To the best of Owner's knowledge, but without having made any independent investigations, the Improvements are free from damage or infestation from termites or other wood destroying organisms;

                  (p) Owner is not a "foreign person" within the meaning of
         Section 1445 of the Internal Revenue Code of 1986, as amended;

                  (q) To the best knowledge of Owner, but without having made any independent investigations and without any knowledge related to the actions of the tenants in the Building related to the subject matter of this Subsection 6.02(q), as of the date of this Agreement and as of the Closing Date and subject to the findings of any Environmental Assessments obtained (or in the event Highwoods does not obtain an Environmental Assessment, which could have been obtained) pursuant to Highwoods' inspection right pursuant to Sections 5.04 and 5.06 above, the Property (for purposes of this Subsection, the use of the term "Property" shall include all leased and vacant space, land surface water, groundwater, and any Improvements) is now and will then be free of all contamination, including, without limitation (i) any "hazardous waste," "underground storage tanks," "petroleum," "regulated substance," or "used oil" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901, et seq.) as amended, or by any regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601, et seq.) as amended, or by any regulations promulgated thereunder (including, but not to limited to, asbestos and radon); (iii) any "oil" or other "hazardous substances" as defined by the Oil and Hazardous Substances Control Act of 1976; (iv) any substance the presence of which on, in, or under the Property, is prohibited or regulated by any law similar to those set forth above; and (v) any other substance which by law, regulation or ordinance (whether published or unpublished) requires special handling in its collection, storage, treatment, or disposal;

                  (r) To the best knowledge of Owner, but without having made any independent investigations and without any knowledge related to the actions of the tenants in the Building as of the date of this Agreement and as of the Closing Date and subject to the findings of any Environmental Assessments (or in the event Highwoods does not obtain an Environmental Assessment, which could have been obtained) obtained pursuant to Highwoods' inspection right under Sections 5.04 and 5.06), the Property (for purposes of this Subsection, the use of the term "Property" shall include all leased and vacant space, land surface water, groundwater, and any Improvements), (i) will be free of asbestos or any asbestos related products (including, without limitation, the presence of any asbestos in the insulation or other material used comprising any part of the Improvements); (ii) has no underground storage tanks located on, under or at the Property; (iii) does not appear on any state of federal CERCLA (Comprehensive Environmental Responsibility, Compensation and Liability Act), Superfund or other similar lists; (iv) has ever been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in the Resource Conservation Recovery Act; (v) has not been the subject of a notice of violation or other written communication from a governmental agency or any other entity or person alleging or suggesting an environmental law violation on the Property; (vi) neither Owner nor any of Owner's employees, agents, tenants, licensees or invitees have placed or permitted the placement of any hazardous or toxic substances, wastes or material in, on or over the Property in violation of any environmental law; (vii) no other party has placed any hazardous or toxic substances, wastes or material in, or over the Property in violation of any environmental law; (viii) the Property is not subject to any federal, state or local lien (including any "Superfund" lien), proceedings, claim, liability or action, or the threat or likelihood thereof, relating to the clean-up, removal or remediation of any such hazardous substance from the Property and Owner has received no request or information from the United States Environmental Protection Agency, or the appropriate state environmental agency within which the Property is located, or any public, governmental or quasi-governmental agency or authority relating thereto;

                  (s) There are no employees of Owner engaged in the operation and maintenance of the Property to which Highwoods shall, at or after Closing, have any obligation whatsoever because of any action taken or promises made by Owner;

                  (t) To Owner's best knowledge, there are no outstanding written requirements or recommendations by the fire insurance underwriters or rating boards, or any insurance companies, requiring or recommending any repairs or work to be done with reference to the improvements located on the Property;

                  (u) The books and records relating to the Property which have been made or will be made available to Highwoods accurately, fully and correctly reflect the operation of the Property in all material respects and all income received and expenses incurred by Owner in connection therewith. At Closing, there will have been no material adverse change in the financial condition of the Property as previously represented by Owner;

                  (v) No federal, state or local taxing authority has asserted any tax deficiency, lien, interest or penalty or other assessment against Owner's interest in the Property or Owner which has not been paid and there is no pending audit or inquiry from any federal, state or local tax authority relating to the Owner's interest in the Property or Owner which reasonably may be expected to result in a tax deficiency, lien, interest, penalty or other assessment against Owner's interest in the Property or Highwoods;

                  (w) To the best knowledge of Owner, but without having made any independent investigation, the Owner has operated the Property in accordance with all applicable laws, ordinances, rules and regulations.

                  (x) In the event that Owner has knowledge, after the execution of this Agreement but prior to Closing that any tenant under a Lease shall become a debtor in a proceeding under Title 11 of the United States Code, or the subject of any other insolvency proceeding, including state receivership proceedings or a proceeding for the assignment for the benefit of creditors under State law, then in such event, Owner shall disclose such fact to Highwoods.

         All representations and warranties of Owner contained in this Agreement shall be true, accurate and correct in all material respects as of the date hereof and Owner shall deliver to Highwoods at Closing a certificate certifying that they are still true, accurate and correct as of the Closing Date. In the event that Highwoods, prior to Closing, reasonably determines that any representation or warranty set forth herein is not materially accurate, Highwoods' sole remedy shall be its right to terminate its obligations under this Agreement and receive the Earnest Money; provided, however, if any such representation or warranty is not materially accurate solely as the result of Owner's intentional or wilful act occurring after the execution hereof, and Highwoods elects not to close the transaction contemplated hereby, Owner shall pay to Highwoods all due diligence costs expended by Highwoods it during the Inspection Period, not to exceed $15,000.

         The representations and warranties set forth above shall survive the Closing for a period of six (6) months (the "Notice Period"), but only if Highwoods is unaware at the time of Closing that any such representation or warranty is not correct in all material respects. Highwoods agrees to execute an Affidavit to Owner at Closing certifying that it has no reason to believe that the Owner's representations and warranties set forth herein are not true in all material respects. Provided

Highwoods executes the Affidavit referenced in the preceding sentence and so long as Highwoods has notified Owner of the inaccuracy of any such representation or warranty within the Notice Period, the fact that the extent of the inaccuracy has not been quantified within the Notice Period, or the fact that any dispute relating to the inaccuracy of any such representation or warranty has not been resolved within the Notice Period, shall not limit Highwoods' right to pursue to completion after the Notice Period any remedy it may have related to a notice of an inaccuracy of any representation or warranty given before the expiration of the Notice Period. Notwithstanding the above, Highwoods may exercise any legal remedy available to it as a result of Owner's intentional misrepresentation or other procurement of this Agreement through fraudulent means until the time for seeking such remedy is barred by the running of any applicable statute of limitations. Owner hereby indemnifies and holds harmless Highwoods from and against any and all loss, costs (including without limitation attorney fees and costs), claims or liability now or at any time hereafter arising as a result of any misrepresentations or untruth or inaccuracy of any of the foregoing representations, whether made now or at the time of Closing, whether or not such claim is made before or after the Closing contemplated hereby; provided, however, Owner shall not be required to indemnify Highwoods pursuant to this paragraph until the amount of loss incurred by Highwoods resulting from Seller's misrepresentations, or the untruth or inaccuracy of any of the foregoing representations, exceeds Twenty-Five Thousand and no/100 Dollars ($25,000.00), and then, Owner shall only be liable to Highwoods for the amount of such loss exceeding $25,000.00.

         6.03. REPRESENTATIONS AND WARRANTIES OF HIGHWOODS. Highwoods hereby represents and warrants to Owner as follows:

                  (a) Highwoods has been duly formed and is validly existing as a North Carolina limited partnership and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted and is duly qualified in all jurisdictions where the ownership of its property would necessitate such qualification. Highwoods has all partnership power and authority under its partnership agreement and its certificate of limited partnership to enter into this Agreement and to enter into and deliver all of the documents and instruments required to be executed and delivered by Highwoods and to perform its obligations hereunder and thereunder.

                  (b) The execution and delivery of this Agreement and the documents required to be executed by Highwoods hereunder, and the performance of its obligations under this Agreement, have been duly authorized by all requisite partnership action, and this Agreement has been, and such documents will on the Closing date have been, duly executed and delivered by Highwoods. None of the foregoing requires any action by or in respect of, or filing with, any governmental body, agency or official or contravenes or constitutes a default under any provision of applicable law or regulation, any organizational document of Highwoods or any agreement, judgment, injunction, order, decree or other instrument binding upon Highwoods. This Agreement does and will, and the documents executed by Highwoods will, constitute the valid and binding obligation of Highwoods enforceable in accordance with their terms, subject to bankruptcy and similar laws affecting the remedies or recourses of creditors generally.

                  (c) To the actual knowledge of Highwoods, there is no existing or threatened legal action or governmental proceedings of any kind involving Highwoods, any of its assets or the operation of any of the foregoing, which if determined adversely to Highwoods or its assets, would have a material adverse effect on the financial condition, business or prospects of Highwoods or its assets or which would interfere with Highwoods' ability to execute or deliver, or perform its obligations under this Agreement or any of the documents required to be executed by it.

         7. DUE DILIGENCE PERIOD. Highwoods shall have the right for a period of forty-five (45) days from the date of execution hereof by all parties hereto (the "Inspection Period") to inspect the Property including, without limitation, the physical condition of such Property including the Building, Improvements, mechanical and electrical systems, landscaping and parking areas, a BOMA-AOA analysis, financial records and Leases to determine if it desires to purchase the Property from Owner as herein set forth. The cost of such inspections shall be borne by Highwoods. If Highwoods determines for any reason that it does not desire to purchase the Property, it must give notice of this fact to Owner on or before the end of the Inspection Period, and upon the giving of such notice, this Agreement shall be null and void and of no further force or effect and all but $100 of the Earnest Money shall be returned to Highwoods, with such $100 being paid to Owner as consideration for Highwoods' right to terminate this Agreement pursuant to this Section 7. If Highwoods does not give such notice, then the Closing shall take place at the time and place set forth in this Agreement. During the Inspection Period, Highwoods shall have the right of access to the Property and Owner's financial records and other records and documents related thereto as set forth in Sections 5.03 and 5.04, and agrees to indemnify, defend and hold harmless Owner from any claim, suit, demand, action, loss, damage, cost or expense, including, without limitation, reasonable attorneys' fees incurred by Owner arising out of such access as set forth in
Section 5.04, provided Highwoods shall have no liability to Owner as a result of the mere discovery by Highwoods or its experts of environmental contamination on the Land not caused by Highwoods or its agents. All physical inspections and entry onto the Property shall be subject to the rights of tenants in possession or occupying portions of the Property under the Leases. During the Inspection Period, Highwoods shall not have the right to contact tenants under the Leases and/or their agents concerning their tenancies.

         8. CONDITIONS PRECEDENT TO CLOSING.

         8.01. The obligations of Highwoods to purchase the Property from Owner and meet its other obligations hereunder shall be subject to the following conditions precedent, any of which may be waived by Highwoods in writing at the
Closing:

                  (a) All of the representations and warranties of Owner made herein shall be true and correct in all material respects as of the Closing ("actual knowledge" or the "best knowledge" of Owner as set forth in said representations and warranties, for the purposes of this subparagraph 8.01 only, shall be deemed to include knowledge acquired by Owner subsequent to the date hereof and prior to Closing).

                  (b) Owner's obligations with respect to the Property as set forth herein shall have been performed.

                  (c) Title to the Property must be insurable in accordance with the Title Commitment, with no exceptions to title other than the Permitted Exceptions, and Highwoods must be able to obtain a title insurance policy from the Title Company in accordance with such Title Insurance Commitment with payment of only standard title insurance premiums.

                  (d) The Property must be in the same condition as of the date of this Agreement, ordinary wear and tear excepted, and subject to the specific provisions set forth herein related to condemnation and casualty.

                  (e) Owner shall have delivered to Highwoods tenant estoppel certificates in the form attached hereto as EXHIBIT H (or in the form attached to any Lease and made a part thereof, provided such form has been approved by Highwoods) dated not more than thirty (30) days prior to Closing from tenants occupying 80% of the net rentable space in the Building. Owner agrees to send estoppel certificates to all tenants of the Property and request that the same be completed and returned to Owner for delivery to Highwoods. If Highwoods has not received satisfactory estoppel certificates from tenants occupying at least 80% of the net rentable space in the Buildings on or before Closing, then Highwoods may terminate this Agreement, but except for such termination, Highwoods shall have no further remedy against Owner for the failure of the condition precedent set forth in this Subsection 8.01(e). If Highwoods does not so terminate this Agreement, then the condition precedent set forth in this Subsection 8.01(e) shall be deemed waived and of no further force or effect.

                  (f) All management fees due any property manager of the Property, and leasing commissions due arising out of any leases of the Property (even if such commissions are due over time after the Closing) shall be paid in full by Owner at Closing.

                  (g) No Tenant of 5% or more of the leasable space in any Building shall have become a debtor in a proceeding under Title 11 of the United States Bankruptcy Code or, the subject of any other insolvency proceeding, including state receivership proceedings or a proceeding for the assignment for the benefit of creditors under any state law.

                  (h) Highwoods shall have received a fully-executed, full service lease between Seller and Branch Banking and Trust Co. on terms acceptable to Highwoods, including without limitation, a new minimum lease term of five (5) years (the "BB&T Lease"). Highwoods shall have seven (7) business days to review and approve or disapprove the provisions of the BB&T Lease. If Highwoods has not objected to any provision of the BB&T Lease within seven (7) days after delivery thereof to Highwoods, then in such event Highwoods shall be deemed to have approved the BB&T Lease.

                  (i) Highwoods Investment Committee shall have approved this transaction, with said approval to have been given prior to the end of the Inspection Period.

                  In the event any of the aforesaid conditions precedent are not fulfilled, Highwoods may only (i) terminate its obligations hereunder, (ii) waive any such failure and close in accordance with the terms hereof, or (iii) require Owner to use its best efforts to perform its obligations as elsewhere set forth herein and as limited by other provisions of this Agreement.

         8.02. The obligations of Owner under this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, any of which may be waived by Owner, and Highwoods agrees to cause the conditions described in clauses (a) and (b) below to be so satisfied: (a) all the terms, covenants, and conditions of this Agreement to be complied with and performed by Highwoods on or before the Closing Date shall have been duly complied with and performed in all respect; (b) the representations and warranties of Highwoods contained in this Agreement shall be true and correct in all respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for any changes which have been disclosed to Owner in writing and expressly approved or waived by Owner in writing; and (c) Owner shall have obtained the consent of a majority in interest of Seller's limited partners to the consummation of the transactions contemplated by this Agreement and have assured itself that such consent and transactions related thereto comply with Owner's Partnership Agreement and federal and state securities laws. If Owner's limited partners' consent is not obtained as set forth above and this transaction does not close, then in such event Owner shall pay to Highwoods all due diligence expenses expended by Highwoods during the Inspection Period and related to the Property, provided the costs thereof shall not exceed $15,000.

         9. MAINTENANCE AND OPERATION OF THE PROPERTY.

         9.01. From and after the date of this Agreement through the Closing, Owner shall operate the Property in substantially the same condition and manner in which it is now maintained and operated, normal wear and tear and damage or destruction by casualty and condemnation excepted.

         9.02. From and after the date of this Agreement through the day following the Closing, Owner shall maintain on the Property such insurance as is now in effect.

         9.03. Highwoods acknowledges that Owner shall have the right, from and after the date of this Agreement through the Closing, to remove or replace items of Personal Property from time to time in the normal course of business. Highwoods agrees that Owner may remove items of Personal Property from the Property if such items are obsolete or replaced by Personal Property of equal or greater utility or value. Any such Personal Property removed shall cease to constitute Personal

Property for all purposes under this Agreement. Any Personal Property replaced pursuant to this subparagraph 9.03 shall, to the extent not thereafter removed, constitute Personal Property for all purposes under this Agreement.

         9.04. Highwoods acknowledges that Owner shall have the right, from and after the date of this Agreement through the Closing with respect to the Property, in the ordinary course of business, to enter into agreements pertaining to the operation of the Property. All such agreements entered into after the date hereof shall either be (i) approved in writing by Highwoods or
(ii) terminable without penalty on no more than thirty (30) days' notice. Notwithstanding the above, Highwoods agrees to approve the BB&T Lease so long as it is in substantially the form set forth on EXHIBIT H-1.

         9.05. Owner shall promptly deliver to Highwoods written notice of any casualty or taking involving the Property. If, prior to the Closing, all or any part of a Building is damaged or destroyed by casualty or is taken by condemnation, eminent domain or agreement in lieu thereof, such that (i) twenty percent (20%) or more of the floor area of any Building or the parking area on the Property is damaged or destroyed by such casualty (a "Major Casualty"); or
(ii) in the event of a taking, such taking is of twenty percent (20%) or more of the floor area of any Building or of the parking area on the Property, or such taking renders the Property unfit for use as an office (a "Major Taking"), then either Highwoods or Owner may elect to terminate this Agreement. If any part of the Property is damaged, destroyed or taken by a casualty, condemnation proceeding, eminent domain proceeding or agreement in lieu thereof that does not constitute a Major Casualty or a Major Taking, then the Closing shall take place as set forth herein with Highwoods to receive all insurance or condemnation proceeds related thereto.

         9.06. On or before the Closing, Owner shall cause all debts secured by the Property, or other liens or judgments filed against the Property to be paid and satisfied in full, or in the alternative, Highwoods shall pay the same at Closing pursuant to Section 4.02(a).

         10. CLOSING DATE. The Closing shall take place on or before the thirtieth (30th) day following the end of the Inspection Period at 10:00 o'clock a.m. in the offices of Shumaker, Loop & Kendrick, LLP, in Charlotte, North Carolina, unless another time, place and date is designated by Highwoods, but only upon ten (10) business days prior notice thereof. In the event the thirtieth (30th) day after the Inspection Period is a Saturday, Sunday or Holiday, then in such event the Closing shall occur on the first business day following the thirtieth (30th) day after the Inspection Period ends.

         11. DOCUMENTS REQUIRED TO BE DELIVERED AT CLOSING:

         11.01. DOCUMENTS REQUIRED TO BE DELIVERED BY OWNER AT CLOSING. As a condition to each party's obligation to close, at Closing, Owner shall deliver to Highwoods the following:

                  (a) A special warranty deed in the form reasonably acceptable to Highwoods, and in the form customarily used in South Carolina in transactions of the type contemplated hereby, conveying good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, easements and restrictions, except the Permitted Exceptions and the Leases, which may encumber the Property at the time of the conveyance thereof;

                  (b) A bill of sale transferring all the Personal Property subject to this Agreement which bill of sale will be in a form reasonably acceptable to Highwoods in the form attached hereto as
         EXHIBIT I;

                  (c) A standard owner's affidavit and lien waiver form used by the Title Company to cause an extended coverage ALTA owner's title insurance policy to be issued to Highwoods without standard exceptions and with customary endorsements as Highwoods may reasonably request;

                  (d) An assignment of all tenant security deposits held by Owner under the terms of the Leases (this sum may be credited against the Purchase Price otherwise due Owner from Highwoods at Closing);

                  (e) An assignment of the Leases in the form set forth on EXHIBIT J, providing that Owner shall indemnify Highwoods in the manner set forth in Section 16.02 and Highwoods shall indemnify Owner in the manner set forth in Section 16.01 below;

                  (f) The original Leases set forth on EXHIBIT C, and all keys, licenses and permits related to the Property and copies of all tenant files and such other books and records as shall be necessary for Highwoods to own and operate the Property commencing on the date of Closing;

                  (g) An assignment of those Service Contracts assumed by Highwoods in the form set forth on EXHIBIT K;

                  (h) A letter from Owner and Highwoods to tenants of the Property which shall be sent on or immediately after the Date of Closing advising them of the sale of the Property to Highwoods and that all future payments under the Leases are to be paid to Highwoods;

                  (i) A certificate of Owner as to the warranties and representations referred to in Section 6.02 hereof being true and correct as of the Closing Date;

                  (j) A Rent Roll of the Property certified by Owner;

                  (k) An affidavit as to "foreign persons" referred to in
         Section 6.02(q) hereof;

                  (l) All architectural and engineering plans in possession of Owner relating to the Buildings or the Property;

                  (m) A blanket assignment and transfer (without warranty) of any and all miscellaneous interests and all warranties and guarantees from contractors, subcontractors, suppliers, manufacturers or distributors relating to the Property, if any, and all of Owner's right, title, interest and benefits in, to and under all contracts, licenses, permits, and similar documents or authorizations pertaining to the ownership and operation of the Property, if any, including the trade name of the Property in the form attached hereto as EXHIBIT K-1;

                  (n) Original of the certificate or certificates of occupancy for the Property, if available;

                  (o) Originals of the tenant estoppel certificates referenced in Section 8.01(e), duly executed by each of the tenants occupying space in any Building located on the Property;

                  (p) The opinion of counsel for Owner in the form to be mutually acceptable to the attorneys for Owner and Highwoods;

                  (q) Originals or certified copies of all contracts related to the Property (including management contracts, service contracts and the Leases) together with updated rent rolls pertaining to the Property and all security deposits under the Leases.

                  (r) A certified copy of all appropriate partnership resolutions authorizing the execution, delivery and performance by such Owner of this Agreement and any other applicable documents required to be delivered hereunder by Owner.

                  (s) Upon delivery to the Title Company of the Existing Surveys delivered to Highwoods pursuant to Section 5.02 hereof, if the Title Company will issue the Title Commitment and the final title policy to be issued in connection therewith without exception to matters which would be shown by a current survey, then, Owner shall deliver to Highwoods at Closing an affidavit certifying, if true, that the Existing Surveys delivered by Owner to Highwoods pursuant to 5.02 remain accurate in every respect and that no buildings, structures or other improvement have been constructed on the Property since the date of the survey so delivered.

                  (t) A settlement statement setting forth the total amount of cash to be delivered to Owner hereunder and the prorated items and other adjustments required to be made to the Purchase Price hereunder.

                  (u) Such other documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

         11.02. DELIVERIES BY HIGHWOODS AT CLOSING. At Closing, Highwoods shall pay the Purchase Price to Owner pursuant to Section 4 hereof and shall execute and deliver to Owner the following:

                  (a) An assignment of the Leases in the form set forth on EXHIBIT J;

                  (b) An assignment of those Service Contracts assumed by Highwoods in the form set forth on EXHIBIT K;

                  (c) A Settlement Statement as described in Section 11.01(t) above.

                  (d) Such other documents and instruments as may be reasonably necessary to consummate the transactions with Owner under this Agreement.

         12. CLOSING ADJUSTMENTS. Unless otherwise specified in this Agreement, all income, expenses and costs related to the Property shall be prorated as of the effective date of the Closing as follows, with any credits or debits to Owner as the result of such adjustments being added to or subtracted from the amount of the Purchase Price due Owner under Section 4.02(b) of this Agreement.

         12.01. TAXES. Ad valorem property taxes due or to be levied against the Property for the year of Closing shall be prorated with Owner being responsible for all such taxes from January 1st of the year of Closing through the last day prior to the day of Closing. Highwoods shall be responsible for paying the balance of the remaining ad valorem taxes due or to be levied against the Property for the year of Closing. Owner shall be responsible for paying any unpaid taxes for any year prior to closing. In the event the Taxes are not determinable at the time of Closing, the Taxes shall be prorated on the basis of the best available information (the "Estimated Taxes") . In the event any of the Taxes are delinquent at the time of Closing, the same shall be paid at Closing. If the Taxes are not paid at Closing, Owner shall deliver to Highwoods the bills for the Taxes promptly upon receipt thereof and Highwoods shall thereupon be responsible for the payment in full of the Taxes within the time fixed for payment thereof and before the same shall become delinquent. Notwithstanding the foregoing, in the event actual Taxes for the year of Closing exceed the Estimated Taxes for the year of Closing (the "Tax Excess") or Estimated Taxes for the year of Closing exceed the actual Taxes for year of Closing (the "Tax Refund"), Owner and Highwoods shall prorate and pay such Tax Refund as follows:

                  (a) Owner shall be responsible for a portion of the Tax Excess or shall receive credit for the Tax Refund prorated from January 1st of the year of Closing through the Closing Date based upon a 365 day calendar year. Highwoods shall notify Owner of any Tax Excess or Tax Refund. The notification shall include a calculation of the amount due to Highwoods from Owner in the case of a Tax Excess or the amount due to Owner from Highwoods in the case of a Tax Refund. Owner shall have thirty (30) days from Owner's receipt of such notification to pay its portion of the Tax Excess to Highwoods and Highwoods shall have thirty
         (30) days from Highwoods's delivery of such notification to Owner to pay Owner its portion of the Tax Refund.

                  (b) Highwoods shall be responsible for a portion of the Tax Excess prorated from the Closing Date through December 31st of the year of Closing based upon a 365 day calendar year. Highwoods shall assume responsibility for payment of all Estimated Taxes for the year of Closing as of the Closing Date, and shall notify Owner of any Tax Excess or Tax Refund pursuant to the terms of this Section 12.02.

         Notwithstanding the above, in the event the ad valorem property taxes levied against the Property are paid directly by the tenant of any Building, then in such event, there shall be no proration of such taxes between Highwoods and Owner.

         12.02. UTILITIES. All utility charges and reimbursement for utility charges related to the Property (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) (to the extent not paid or payable by tenants under Leases) shall be prorated as of the Closing Date, transfer fees required with respect to any such utility shall be paid by or charged to Highwoods, and Owner shall be credited with any deposits transferred to the account of Highwoods.

         Notwithstanding the above, in the event the utility charges attributable to the Property are paid directly by the tenant of the Building, then in such event, there shall be no proration of such utility charges between Highwoods and Owner.

         12.03. RENTS. All paid rents, together with any other sums paid by tenants under the Leases, shall be prorated as of the Closing Date. In the event that, at the time of Closing, there are any past due or delinquent rents owing by any tenants of the Property, Highwoods shall have the right to collect such past due or delinquent rents and shall remit to Owner its pro-rata share thereof, to the extent, and only to the extent, that the aggregate rents received by Highwoods from each such tenant owing past due or delinquent rents exceed the sum of (A) the aggregate rents and other sums payable by such tenant for periods from and after the Closing Date, and (B) any reasonable and necessary amounts expended by Highwoods to collect such past due or delinquent rents. Highwoods shall use reasonable efforts to collect or enforce collection of any such past due or delinquent rents from or against any tenant; provided, Highwoods shall not be required to institute suit for collection or eviction of such tenant, and Owner shall be responsible for any legal fees incurred by Highwoods which attributable to the collection of rent due Owner (provided Highwoods has no obligation to engage an attorney for such purpose). In the event that, after Closing, Owner receives any payments of rent or other sums due from tenants under Leases that relate to periods from and after Closing, Owner shall promptly forward to Highwoods' its portion of such payments.

         12.04. TENANTS' OVERPAYMENT OR UNDERPAYMENT OF ESTIMATED OPERATING EXPENSES.

                  (a) Notwithstanding anything to the contrary contained herein, in the event payments received from the Building's tenants pursuant to the Leases for their estimated share of ad valorem taxes, insurance premiums, common area maintenance expenses or other operating expenses of the Property for the year of the Closing (the "Estimated Payments") exceed the actual amounts of such expenses for the year of Closing ("Excess Estimated Payments") and if such Excess Estimated Payments do not have to be reimbursed to the tenants or if the tenants do not have to be given credit for such Excess Estimated Payments when determining estimated payments for such expenses in future years; then in such event, Highwoods and Owner shall each be entitled to a prorated portion of the Excess Estimated Payments based upon the number of days in the year of Closing that each owned the Property.

                  (b) Notwithstanding anything to the contrary contained herein, in the event Estimated Payments are less than the actual amounts of ad valorem taxes, insurance premiums, common area maintenance expenses or other operating expenses of the Property for the year of the Closing ("Estimated Payments Shortfall") and if the tenants under the Leases are not required to reimburse the landlord under the Leases for such Estimated Payments Shortfall; then in such event, Highwoods and Owner shall each be responsible for the payment of a prorated portion of the Estimated Payments Shortfall based upon the number of days in the year of Closing that each owned the Property.

                  (c) Highwoods shall notify Owner of any Excess Estimated Payments which should be prorated under Subsection (a) above or of any Estimated Payments Shortfall which should be paid under Subsection (b) above, the notification shall include a calculation of the amount due from Highwoods to Owner in the event of any Excess Estimated Payments or the amount from Owner to Highwoods in the event of any Estimated Payments Shortfalls which should be reimbursed to Highwoods. Owner shall have thirty (30) days from its receipt of Highwoods' notification to pay Highwoods its portion of any Estimated Payments Shortfall. Highwoods shall remit with the notice referenced above any sums due from Highwoods to Owner as the result of Excess Estimated Payments.

         12.05. REAL ESTATE COMMISSIONS. All commissions owed or to be owed in connection with the Leases, exclusive of any commissions due as the result of the extension of the term of a Lease or the exercise of an option to renew a Lease (collectively "Commissions Payable") shall be paid by Owner on or before the Closing Date. All obligations to pay commissions owed or to be owed in connection with new leases executed after the execution hereof (with the approval of Highwoods), the extension of the term of a Lease or the exercise of an option to renew a Lease and agreements to lease all or any part of the Land or the Improvements, which agreements were reached prior to the Closing Date and approved by Highwoods, but not evidenced by a written Lease prior to the Closing Date (collectively the "Commissions Assumed"), shall be assumed by Highwoods on the Closing Date.

         12.06. TENANT IMPROVEMENTS. All tenant improvement work owed or to be owed in connection with the Leases, exclusive of any tenant improvement work owed by Owner as the result of the extension of the term of a Lease or the exercise of an option to renew a Lease (collectively "TI Work Payable") shall be paid by Owner on or before the Closing Date; provided, however, that if the amount of such TI Work Payable is not determinable as of the Closing Date, Owner shall escrow with Highwoods' a reasonable estimate of such TI Work Payable pursuant to the terms of an Escrow Agreement in a form reasonably acceptable to Owner and Highwoods. All obligations to pay tenant improvement work owed or to be owed in connection with new leases executed after the execution hereof (with the approval of Highwoods), the extension of the term of a Lease or the exercise of an option to renew a Lease and agreements to lease all or any part of the Land or the Improvements, which agreements were reached prior to the Closing Date and approved by Highwoods, but not evidenced by a written Lease prior to the Closing Date (collectively the "TI Work Assumed"), shall be assumed by Highwoods on the Closing Date.

         12.07. TENANT SECURITY DEPOSITS. All security deposits paid by tenants under Leases, and interest accrued thereon contingently payable to such tenants for whose account they are maintained, shall be paid to Highwoods at Closing, or at the option of either party, credited to Highwoods against the Purchase Price payable to Owner under Section 4 hereof. After Closing, Highwoods shall be responsible for maintaining such security deposits in accordance with the provisions of the Leases relevant thereto.

         12.08. SERVICE AGREEMENT PAYMENTS. All amounts payable under any of the Service Agreements (other than service agreements not assumed by Highwoods, which shall be payable by Owner) shall be prorated as of the Closing Date. Highwoods does not assume any obligation under any Service Agreement for acts or omissions that occur prior to Closing. Highwoods does not assume any obligation under any service agreement not expressly assumed by Highwoods.

         12.09. MISCELLANEOUS ITEMS. All other items of expense and income regarding the operation and Ownership of the Property shall be prorated as of the Closing Date.

         12.10. SETTLEMENT AFTER CLOSING. The parties acknowledge that not all invoices for expenses incurred with respect to the Property prior to the Closing will be received by the Closing and that a mechanism needs to be in place so that such invoices can be paid as received. All of the Closing Adjustments will be done on an interim basis at the Closing and will be subject to final adjustment in accordance with this Section 12.10. After Closing, upon receipt by Highwoods of an invoice for the Property's operating expenses that are attributable in whole or in part to a period prior to the Closing and that were not apportioned at Closing, Highwoods shall submit to Owner a copy of such invoice with such additional supporting information as Owner shall reasonably request. Within ten (10) days of receipt of such copy, Owner shall pay to Highwoods an amount equal to the portion of such invoice attributable to the period ending on the Closing Date.

         12.11. EQUITABLE ADJUSTMENTS. In the event that any of the prorations or adjustments described in this Section 12 are based upon estimated or erroneous information, then the parties shall make between themselves any equitable adjustment required by reason of any difference between such estimated or erroneous amounts and the actual amounts of such sums. In making the prorations required by this Section 12, the economic burdens and benefits of Ownership of the Property for the Closing Date shall be allocated to Highwoods.

         12.12. PROPERTY INCOME. All other income of the Property (including payments due under escalator clauses, tax stops, expense clauses and similar rental adjustment clauses) accruing or relating to the period through the day before the effective date of Closing shall be paid to Owner.

All other income of the Property (including payments due under escalator clauses, tax stops, expense clauses and similar rental adjustment clauses) accruing or relating to the period commencing on the effective date of Closing and thereafter shall be the property of and paid to Highwoods.

         13. LEASES, ESTOPPELS, CONTRACTS, PERMITS AND ZONING LETTERS, ETC.

         13.01. As of the Closing, the originals of all Leases shall be delivered to Highwoods by Owner. As Highwoods shall require, and as set forth in
Section 8.01(e), Owner shall use its best efforts to obtain estoppel certificates from tenants under the Leases in that specimen form attached hereto as EXHIBIT H or in the form attached to any Lease which is made a part thereof; provided, Highwoods must approve such form before it is obligated to accept same. Such estoppel agreements shall not be materially modified and shall be delivered by Owner to Highwoods at Closing. All security deposits held or required to be held by Owner in connection with any Lease, together with any prepaid rents, shall also be delivered by certified funds to Highwoods at the time of Closing or at Highwoods' option, credited to Highwoods against the Purchase Price due Owner under Section 4 at Closing. Prior to the Closing, Owner shall not execute any new leases related to the Property except with the prior written approval of Highwoods.

         13.02. Unless otherwise specified by Highwoods in writing, all management or leasing contracts must be terminated as of the effective date of Closing so that Highwoods or its designee shall have the exclusive right to manage and lease the Property. With respect to any and all Service Contracts, however, Highwoods shall have the absolute right to approve in writing prior to or as of Closing any and all such Service Contracts which Highwoods desires to be continued. If Highwoods approves any Service Contract, it shall be kept in full force and effect by Owner through the Closing at which time it will be assigned to Highwoods. In the event Highwoods does not approve in writing any Service Contract, Owner shall be exclusively liable for all obligations under the same.

         13.03. Owner shall use its best efforts to deliver to Highwoods prior to Closing a letter or other certificate from the appropriate governmental authority certifying that the use and operation of the Property now is and at Closing will be in full compliance with applicable building codes, zoning, subdivision and land use laws without the necessity of a special permit or variance. Additionally, Owner shall use its best efforts to deliver to Highwoods during the Inspection Period (i) all licenses and other permits required by any governmental authority for the operation of the Property; and (ii) evidence that all water, sewer, gas, electric, telephone and drainage facilities and other utilities required by law for the normal use and operation of the Property are installed and operating with respect thereto. Owner shall have no liability to Highwoods for Owner's failure to deliver the items described in this Section 13.03.

         14. DEFAULT.

         14.01. In the event Owner defaults or fails to perform any of the conditions or obligations of Owner under this Agreement or in the event any of the representations and warranties contained herein are not true and correct in all material respects as of the date hereof and as of the Closing, then Highwoods shall be entitled to either (i) proceed in an action for damages (which shall be limited to attorneys' fees and other costs incurred in connection with its preparation of this Agreement and investigation of the Property); (ii) proceed by an action in law or equity for specific performance; or (iii) elect to terminate this Agreement by giving written notice to Owner, and thereafter received a refund of the Earnest Money.

         14.02. In the event Highwoods defaults or fails to perform any of the covenants or conditions or obligations of Highwoods under this Agreement the Earnest Money shall be retained by Owner as liquidated damages, and not as a penalty, (as it would be difficult to otherwise ascertain Owner's damages in the event of such a default by Highwoods) and, thereafter, Highwoods shall have no further obligations to Owner hereunder.

         15. NOTICE OF DEVELOPMENTS. After the execution hereof and prior to Closing, Owner will give prompt written notice to Highwoods of any material adverse change of which it acquires actual knowledge affecting the Property. If such material adverse change was not otherwise reasonably discoverable by Highwoods during its Inspection Period, then in that event Highwoods shall have the right to terminate this Agreement and thereafter receive a refund of the Earnest Money. Each party hereto will given prompt written notice to the other party of any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement.

         16. INDEMNIFICATION.

         16.01. Highwoods agrees that as between Owner and Highwoods, from and after the Closing, Highwoods shall be liable for all liabilities, loss, cost and/or damage (including attorney fees) which are asserted as claims by third parties which relate to the Property, but only if such claims arise out of acts or omissions of Highwoods, its agents, employees, licensees or invitees occurring after Closing which are related to the Property (including acts or omissions relating to any Lease or other contracts and breaches thereof or defaults thereunder, concerning such Property or the operation thereof which occur after Closing), and then only if such claims do not relate to: (i) obligations Owner had a duty to perform in the period prior to Closing, (ii) liabilities for expenses incurred in the ordinary course of business or any other money owed by Owner on the date of Closing, subject to proration and adjustment as herein set forth, (iii) tort liabilities resulting from acts or omissions related to the Property occurring prior to Closing, and (iv) breaches of any contracts related to the Property if such breaches occurred prior to Closing. The claims by third parties for loss or damage for which Highwoods shall be responsible as set forth above are hereinafter referred to as "Claims Against Highwoods."

         In this regard, Highwoods agrees to indemnify and hold harmless Owner from and against all loss and damage (including costs and attorney fees) incurred by Owner as the result of Claims Against Highwoods.

         Highwoods is not assuming any obligation of the Owner related to the Property which exists on the date of Closing except for executory obligations of Owner which are specifically identified and set forth herein as being assumed by Highwoods.

         Nothing in this Section 16.01 shall be construed to limit Highwoods' indemnity obligation set forth in Section 5.04 hereof, which indemnity obligation shall be in addition to those indemnity obligations of Highwoods set forth in this Section 16.01.

         16.02. Owner agrees that as between Owner and Highwoods, Owner shall be liable for all liabilities, loss, cost and/or damage (including attorney fees) which are asserted as claims by third parties and which relate to the Property, but only if such claims arise out of acts or omissions of Owner, its agents, employees, licensees or invitees, which occurred prior to Closing and are related to the Property (including acts or omissions relating to any Lease or other contracts and breaches thereof and defaults thereunder, concerning such Property or the operation thereof which occurred prior to Closing), including but not limited to: (i) obligations Owner had a duty to perform prior to Closing, (ii) liabilities for expenses incurred in the ordinary course of business or any other money owed by Owner on the date of Closing, subject to proration and adjustment as herein set forth, (iii) tort liabilities resulting from acts or omissions related to any of the Property occurring prior to Closing, and (iv) breaches of any contracts by Owner related to the Property if such breaches occurred prior to Closing, but not including (i) obligations Owner has a duty to perform after Closing, but which were not required to be performed before Closing, (ii) liabilities incurred for expenses incurred in the ordinary course of business after Closing or any other money owed by Owner after the Closing, the liability for which was incurred after Closing or before Closing with consent of Highwoods, (iii) tort liabilities resulting from acts or omissions related to the Property occurring after the Closing, and (iv) breaches of any contracts related to the Property if such breach occurred after the Closing. The claims by third parties for loss or damage for which Owner shall be responsible as set forth above are hereinafter referred to as "Claims Against Owners."

         In this regard, Owner agrees to indemnify and hold harmless Highwoods from and against all loss and damage (including costs and attorney fees) incurred by Highwoods as a result of Claims Against Owners.

         16.03. Any party entitled to indemnification under this Agreement (the "Indemnified Party") shall, within ten (10) days after the receipt of notice of the assertion or imposition of any claim (but in no event later than ten (10) days prior to the date any response or answer is due in any proceeding) in respect of which indemnity may be sought from the party against whom an indemnity obligation is asserted pursuant to this Agreement (the "Indemnifying Party"), notify the Indemnifying Party in writing of the receipt of existence of such claim. The omission of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability in respect of such claim which it may have to the Indemnified Party on account of this Agreement, except, however, the Indemnifying Party shall be relieved of liability to the extent that the failure to so notify (a) shall have caused prejudice to the defense of such claim, or (b) shall have increased the costs or liability of the Indemnifying Party by reason of the inability or failure of the Indemnifying Party (because of the lack of prompt notice from the Indemnified Party) to be involved in any investigations or negotiations regarding any such claim, nor shall it relieve the Indemnifying Party from any other liability which it may have to the Indemnified Party. In case any such claim shall be asserted or commenced against an Indemnified Party and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate in the negotiation or administration thereof and, to the extent it may wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified of its election so to assume the defense thereof, which notice shall be given within thirty (30) days of its receipt of such notice from such Indemnified Party, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnifying Party does not wish to assume the defense, or conduct settlement of any claim, the Indemnified Party shall not settle such claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Nothing in this paragraph shall be construed to mean that Highwoods shall be responsible for any obligations, acts or omissions of Owner prior to Closing, except for those obligations and liabilities expressly assumed by Highwoods pursuant to this Agreement.

         17. OTHER PROVISIONS.

         17.01. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

         17.02. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties, and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

         17.03. CONSTRUCTION. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used on construing this Agreement.

         17.04. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of North Carolina. Time is of the essence in the Closing of this transaction.

         17.05. SEVERABILITY. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         17.06. WAIVER OF COVENANTS, CONDITIONS AND REMEDIES. The waiver by one party of the performance of any covenant, condition or promise under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

         17.07. EXHIBIT. All schedules or exhibits to which reference is made in this Agreement are deemed incorporated into this Agreement and made a part hereof, whether or not actually attached.

         17.08. AMENDMENT AND ASSIGNMENT. This Agreement may be amended at any time by the written agreement of Highwoods and Owner. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto. No party may assign this Agreement or any interest herein without the prior written approval of the other party, provided Highwoods may assign its rights and obligations under this Agreement to an entity controlled by Highwoods or its general partner.

         17.09. RELATIONSHIP OF PARTIES. The parties agree nothing contained herein shall constitute either party the agent or legal representation of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligations or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

         17.10. FURTHER ACTS. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         17.11. CONFIDENTIALITY. Notwithstanding anything to the contrary contained elsewhere herein, Highwoods and Owner each hereby acknowledge that this transaction shall be treated as confidential. In connection therewith, Highwoods and Owner further acknowledge that neither will disclose any of the contents or information contained in or obtained as a result of any investigation, financial or otherwise, undertaken or done pursuant to this Agreement, to the public or any third party (except advisors to Highwoods and Owner in this transaction) without a bona fide interest in any transaction contemplated by this Agreement.

         17.12. BROKER COMMISSIONS. Owner shall pay all real estate commissions which are due Tribek Properties as a result of the transaction contemplated by this Agreement. Other than amounts owed by Owner to Tribek Properties, each party warrants to the other that no person, firm or individual is entitled to or has a claim for a commission or fee arising out of this transaction. Accordingly, each party shall and does hereby indemnify and hold harmless the other from and against any claim for any consulting fee, finder's fee, commission, or like compensation, including reasonable attorney's fees in defense thereof, payment in connection with any transaction contemplated hereby and asserted by any party arising out of any act or agreement of such party.

         17.13. NOTICE. All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery, express courier service, certified mail, return receipt requested, or by telecopy to the address or telecopy number set forth below for the respective parties. All notices and demands so given shall be effective upon the delivery of the same to the party to whom notice or demand is given, if personally delivered, or if sent by telecopy, and on the day following the deposit in U.S. Mail or with an express courier service or upon receipt, whichever is earlier, if sent by express courier service or certified mail, return receipt requested.

         OWNER: Yager/Kuester Public Fund Limited Partnership 12201 Steele Creek Road
                                  P. O. Box 412080
                                  Charlotte, NC 28241-8834
                                  Attention:  Jerry Haynes
                                  Telephone: (704/588-4074)
                                  Telecopy:  (704/588-2570)

         With copy to:            Philip S. Chubb, Esquire
                                  Shumaker Loop & Kendrick, LLP
                                  227 West Trade Street, Suite 2150
                                  Charlotte, NC 28202
                                  Telephone: (704/375-0057)
                                  Fax:       (704/332-1197)

         HIGHWOODS:               Highwoods/Forsyth Limited Partnership
                                  4944 Parkway Plaza Boulevard, Suite 250
                                  Charlotte, NC 28217
                                  Attention:  Tom Cochran
                                  Telephone:  (704/357-8873)
                                  Telecopier: (704/357-1342)

         With copy to:              Thomas T. Crumpler
                                    Allman Spry Leggett & Crumpler, P.A.
                                    380 Knollwood Street
                                    P. O. Drawer 5129
                                    Winston-Salem, NC 27113-5129
                                    Telephone:  910/722-2300
                                    Telecopier: 910/721-0414

         17.14. PRESS RELEASES. Owner and Highwoods agree that they will not make any public statement, including without limitation, any press release, or any private statement with respect to this Agreement and the transactions contemplated hereby without first allowing the other party an opportunity to review such statement and render an approval thereof. It is the intention of this subparagraph that Highwoods and Owner must agree as to the timing and content of any information contained in any public statement or press release regarding the transaction contemplated hereby. The parties agree to exercise reasonableness when asked to consent to the content of any such press release or other public or private statement regarding this transaction. Notwithstanding the above, Highwoods may make, without the consent of Owner, any public disclosure related to this transaction required by the federal securities laws (such as the filing as a Form 8-K); however, Highwoods shall furnish Owner a copy of any such disclosure prior to the dissemination.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement by their hands and under seal affixed hereto as of the date and year first above written.


              [The Remainder of Page is Intentionally Left Blank -
                      The Next Page is the Signature Page]

                                SIGNATURE PAGE TO
                          CONTRACT OF SALE AND PURCHASE
                                     BETWEEN
                YAGER/KUESTER PUBLIC FUND LIMITED PARTNERSHIP AND
                      HIGHWOODS/FORSYTH LIMITED PARTNERSHIP


                         YAGER/KUESTER PUBLIC FUND LIMITED                (SEAL)
                         PARTNERSHIP, A NORTH CAROLINA LIMITED PARTNERSHIP


                            By:  FSK LIMITED PARTNERSHIP                  (SEAL)
                                 GENERAL PARTNER



                                 By:   /s/ Faison S. Kuester              (SEAL)
                                       -----------------------------------
                                       Faison S. Kuester, General Partner
                                       of FSK Limited Partnership


                            By:  DRY LIMITED PARTNERSHIP,                 (SEAL)
                                 GENERAL PARTNER



                                 By:   /s/ Dexter R. Yager, Sr.           (SEAL)
                                       -----------------------------------
                                       Dexter R. Yager, Sr., General Partner
                                       of DRY Limited Partnership


                         HIGHWOODS/FORSYTH LIMITED                        (SEAL)
                         PARTNERSHIP, A NORTH CAROLINA LIMITED PARTNERSHIP


                            By:  HIGHWOODS PROPERTIES, INC., A            SEAL)
                                 MARYLAND CORPORATION, GENERAL PARTNER


                                 By:    /s/ Thomas F. Cochran             (SEAL)
                                        ----------------------------------
                                        Thomas F. Cochran
                                        Senior Vice President

                                  EXHIBITS LIST

A                 Description
B                 Personal Property Schedule
C                 Leases to be Assigned to Highwoods
C-1               Prospective Leases
C-2               Terms of Prospective New Leases
D                 Service Contracts to be Assumed by Highwoods
E                 Intentionally Left Blank
F                 Upfittings, Construction, Decoration and Alteration Work Not
                    Finished by Owner
F-1               Owner's Obligation(s) to Pay Brokerage or Leasing Commissions
                    or Agency or Management Fees
G                 List of Agreements Entered into by Owner which Affect Title
H                 Form Tenant Estoppel Certificate
H-1               Form of BB&T Lease
I                 Form Bill of Sale
J                 Form Assignment of Leases
K                 Form Assignment and Assumption of Service Contracts
K-1               Form Assignment of Owner's Interest in Miscellaneous Contracts
                    and Intangibles



         Any exhibits not attached to this Agreement at the time of the execution hereof shall be attached within ten (10) days after its execution, and when attached, shall be considered a part hereof as if it were attached on the date this Agreement was executed. Additionally, any documents required to be delivered upon the execution of this Agreement may be delivered within ten (10) days of the execution hereof and upon such delivery, shall be deemed to have been delivered in accordance with the terms of this Agreement.

                              AMENDMENT TO CONTRACT
                              OF SALE AND PURCHASE


         This Amendment to Contract of Sale and Purchase is made this 9th day of March, 1998 between Yager/Kuester Public Fund Limited Partnership, a North Carolina limited partnership, and Highwoods/Forsyth Limited Partnership, a North Carolina limited partnership.

                              W I T N E S S E T H:

         WHEREAS, the above partnerships are parties to that Contract of Sale and Purchase dated January 23, 1998 (the "Purchase Agreement") regarding the purchase and sale of certain real property located in Greenville, South Carolina, as more particularly described therein.

         WHEREAS, the parties desire to amend Section 7 of the Purchase Agreement to permit Purchaser additional time to complete its inspections regarding the physical condition of the improvements at the Premises.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         1. Section 7 of the Purchase Agreement is hereby amended to provide that Purchaser shall have up to and including March 31, 1998 to complete its inspection as to the physical condition of the property. All other inspections, investigations and due diligence matters shall terminate as of today in accordance with said Section 7, and the closing shall take place on April 9, 1998. Purchaser also agrees to provide Owner with written notice of any adverse findings resulting from its due diligence review of the Premises no later than the close of business on Wednesday, March 25, 1998.

         2. Except as otherwise expressly modified by the terms of this amendment, the Purchase Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Owner and Purchaser have executed this Amendment as of the date first above written.

                            YAGER/KUESTER PUBLIC FUND LIMITED             (SEAL)
                            PARTNERSHIP, a North Carolina limited
                            partnership

                                  By:   FSK Limited Partnership           (SEAL)
                                           General Partner

                                  By: /s/ Faison s. Kuester, Jr.          (SEAL)
                                     ---------------------------
                                     Faison S. Kuester, Jr., General Partner of
                                     FSK Limited Partnership

                            HIGHWOODS/FORSYTH LIMITED                     (SEAL)
                            PARTNERSHIP, a North Carolina limited partnership

                            By:     HIGHWOODS PROPERTIES, INC., a         (SEAL)
                                    Maryland corporation, general partner

                                             By: /s/ Thomas E. Cochran    (SEAL)
                                                --------------------------
                                                Senior Vice President
                                                --------------------------

                                       2